     Exhibit 23.3

700, 850 2 Street SW
Calgary, AB T2P 0R8
Canada

Tel: 403-267-1700
Fax: 587-774-5379
www.deloitte.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-146815, 333-156994, 333-171122 and 333-183029, on Form S-8, and Registration Statement No. 333-212819 and 333-227204 on Form S-3, of our report dated February 27, 2018, relating to the 2017 and 2016 consolidated financial statements of Gran Tierra Energy Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants
Calgary, Canada
February 27, 2019